Exhibit 10.5

CERTAIN INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY BRACKETS AND ASTERISKS (“[***]”), HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

EXECUTION VERSION

CHANNEL TRANSITION AGREEMENT

This Channel Transition Agreement (“Agreement”) is made effective as of August 1, 2022 (the “Effective Date”), by and between Celsius Holdings, Inc., a Nevada corporation (“Company”), located at 2424 N Federal Hwy, Suite 208, Boca Raton, FL 33431, and PepsiCo, Inc., a North Carolina corporation (“Distributor”), with offices located at 700 Anderson Hill Road, Purchase, NY 10577, and is being executed concurrently with that certain Distribution Agreement between the Parties relating to the Territory, an executed copy of which is attached hereto as Exhibit A (the “Distribution Agreement”). Any capitalized term used herein without definition shall have the meaning ascribed to it in the Distribution Agreement.

WHEREAS, Company desires to grant and Distributor desires to have the exclusive right, directly or through its Subdistributors, to sell and distribute the Licensed Products and use the Marks in the Territory in accordance with the terms of the Distribution Agreement; and

WHEREAS, Company had independently decided to terminate its agreements with Existing Distributors, and desires to grant Distributor the rights contemplated in the Distribution Agreement; and

WHEREAS, Distributor is willing to take the actions and make the financial commitments contemplated by this Agreement, including, without limitation, the Transition Payment (as defined below); and

WHEREAS, in consideration of the foregoing, Company and Distributor have accepted the terms and conditions set forth herein.

NOW THEREFORE, for the consideration set forth, together with the mutual promises, and covenants contained, and such other good and valuable consideration, the receipt, adequacy, and sufficiency of which are acknowledged by each of the Parties to this Agreement, the Parties agree as follows:

1. Company’s Existing Distributor Relationships. As contemplated by the Distribution Agreement, where allowable by Law and subject to Company’s right to service the Excluded Accounts directly and/or through third parties, Company is granting Distributor the exclusive rights to sell and distribute Licensed Products in the entire Territory, which shall require the transition of certain existing distribution rights in the Territory (which process shall be referred to herein as the “Transition”). As part of the Transition, Company covenants that it will not grant to any third party (other than Distributor) any distribution rights held by any existing distributor of the Licensed Products (including expansion of territories granted to existing distributors) in the Territory as of the Effective Date (each, an “Existing Distributor”), unless otherwise agreed in writing by Distributor, subject to Company’s right to service the Excluded Accounts directly and/or through third parties as stated in the Distribution Agreement. The Parties agree to the process and terms set forth in this Agreement for the Transition. For the avoidance of doubt, this Agreement and the Distribution Agreement shall be in full force and effect as of the Effective Date.

2. Channel Transition.

(a)

Within [***] business days following the Effective Date, Company will take steps to initiate the Existing Distributor Transition Plan. Unless and to the extent otherwise agreed in writing by Distributor with respect to particular Existing Distributors or Existing Distributors identified in Schedule 1 hereto as being excluded from the Initial Transition Payment and Second Transition Payment, as used herein, the “Existing Distributor Transition Plan” requires Company to use all commercially reasonable efforts to cause the distribution rights for Licensed Products in the Territory to be waived, resolved, terminated or otherwise transitioned, to the extent allowable by applicable Law. Company will use all commercially reasonable efforts to initiate the Existing Distributor Transition Plan on a timeline that will allow Distributor to commence distribution in the Territory as soon as possible following the Effective Date. For the avoidance of doubt, Distributor acknowledges and agrees that it shall not be permitted to commence distribution in any portion of the Territory unless and until Company confirms to Distributor in writing in accordance with Section 2(c) hereof that the applicable preexisting distribution rights have been waived, resolved, terminated or otherwise transitioned in the form set forth on Schedule 3 (“Confirmation of Termination Notice”).

(b)

Schedule 1 hereto sets forth Company’s Existing Distributors along with, among other information, an estimated Transition Amount for each Existing Distributor based on the contractual or other payments required by applicable Law due to each such Existing Distributor related to the termination of its distribution rights. As used herein, the “Transition Amount” means the total contractual or other amount required by applicable Law payable by Company to Existing Distributors to implement the Existing Distributor Transition Plan and includes all Termination Payments payable to Existing Distributors, provided that, unless otherwise agreed in writing by Distributor, in no event shall the Transition Amount exceed, nor shall Distributor be obligated to pay more than $[***] (the “Transition Payment Cap”). As of the Effective Date, the Transition Amount is estimated by Company to be approximately $[***].

(c)

As the Transition begins and is ongoing as related to Existing Distributors, Company shall, in a timely manner and on a rolling basis, at least weekly, provide Distributor with (x) written notice identifying each distributor that was previously an Existing Distributor and no longer possesses distribution rights to Licensed Products in the Territory (each, a “Former Distributor” and collectively, the “Former Distributors”); and (y) a Confirmation of Termination Notice for each Former Distributor. Alternatively, Company may provide Distributor with access to a confidential data portal providing the foregoing written notice and Confirmation of Termination Notice (if applicable, the “Data Portal”), notwithstanding the required notice procedures in Section 9.2 of the Distribution Agreement that are incorporated herein.

(d)

As part of the Existing Distributor Transition Plan, Company will use commercially reasonable efforts to (x) obtain a release of claims against Company from such Former Distributor arising from the Former Distributor’s cessation of distribution rights to Licensed Products in the Territory, and (y) cause future distributors of the Licensed Products in the Territory to be included as third-party beneficiaries in any such release. To the extent obtained, Company will provide Distributor with a copy of each release that corresponds to particular portion of the Territory as part of the Confirmation of Termination Notice for such portion of the Territory.

(e)

If Company becomes aware of any actual or perceived issue with the Transition or as part of the Existing Distributor Transition Plan related to any particular Existing Distributor or otherwise (each, if any, a “Termination Issue”), Company will notify Distributor of such Termination Issue in writing within [***] business days by identifying the applicable Existing Distributor and including a reasonable description of the Termination Issue, or Company will update the Data Portal to include such notification. Company and Distributor will work together in good faith to attempt to resolve any such Termination Issue. Notwithstanding the foregoing, termination of Existing Distributors remains solely Company’s responsibility.

(f)

Company represents and warrants that all actions taken by Company in respect of its Existing Distributors will be taken in the sole discretion of Company in good faith and are intended to be in accordance with applicable Law.

3. Transition Payment. Distributor hereby agrees to pay the Transition Amount in accordance with the terms of this Section 3. Unless otherwise agreed in writing by Distributor, the Transition Payments shall only be utilized by Company to pay currently existing contractual payments, payments necessary under applicable Law or payments that are otherwise agreed in writing by Distributor, in each case to waive, resolve, terminate or otherwise transition the Existing Distributors’ distribution rights or agreements (collectively, “Termination Payments”).

(a)

Initial Transition Payment. Distributor agrees to pay to Company $[***] representing an estimate of the Transition Amount associated with Existing Distributors with a less than 90 day notice requirement set forth on Schedule 1 (the “Initial Transition Payment”) within [***] business days of the Effective Date. Distributor shall make such payment by wire transfer in accordance with the wire instructions set forth on Schedule 2.

(b)

Second Transition Payment. Distributor agrees to pay to Company $[***] representing an estimate of the Transition Amount associated with Existing Distributors with 90 – 120 day notice requirements set forth on Schedule 1 (the “Second Transition Payment”) within [***] days of written notice from Company that, except as otherwise agreed in writing by Distributor in connection with a Termination Issue, (i) Company has paid the entire Initial Transition Payment to Former Distributors in respect of Termination Payments and (ii) Distributor may commence distribution in the Territory formerly serviced by such Former Distributors (in each case, “Transitioned Territory”).

(c)

Transition Balance Payment. If the Initial Transition Payment and Second Transition Payment are not sufficient to cover the required Termination Payments, then Distributor agrees to pay to Company the remainder of the Transition Amount (the “Transition Balance Payment”) within [***] days of written notice from Company that, except as otherwise agreed in writing by Distributor in connection with a Termination Issue, (i) Company has paid the entire Second Transition Payment to Former Distributors in respect of Termination Payments and such Second Transition Payment was not sufficient to cover all Termination Payments, (ii) Distributor may commence distribution in the Transitioned Territory and (iii) Company identifies Existing Distributors to be transitioned with Transition Balance Payment.

(d)

Additional Transition Payments. If any Existing Distributor has not been terminated as of the date the Transition Balance Payment is made, including, without limitation, due to a limitation imposed by Law, then, Distributor shall remain obligated to pay the additional Transition Amount, if any, applicable upon the termination of such Existing Distributor, if ever (in each case, if applicable, an “Additional Transition Payment”), within [***] days of written notice from Company that, except as otherwise agreed in writing by Distributor in connection with a Termination Issue, (i) Company has paid the applicable Termination Payment to such Existing Distributor, and (ii) Distributor may commence distribution in the applicable Transitioned Territory, provided, further, that, unless otherwise agreed in writing by Distributor, in no event shall Distributor be obligated to pay more than the Transition Payment Cap. The Initial Transition Payment, the Second Transition Payment, the Transition Balance Payment and, if applicable, the Additional Transition Payment(s), are referenced collectively herein as the “Transition Payment.”

(e)

Unused Transition Payment. Company shall return any unused portion of the Transition Payment to Distributor within [***] days of the earlier of (i) the date upon which the final payment is made to transition the last Existing Distributor identified as part of the Second Transition Payment, (ii) the date upon which Company and Distributor mutually determine that no additional Existing Distributors are capable of being transitioned, or (iii) the date which is [***] from the Effective Date. Company shall make such payment by wire transfer in accordance with the wire instructions set forth on Schedule 2. For the avoidance of doubt, notwithstanding the foregoing, Distributor shall remain obligated to pay any and all Additional Transition Payments, if, as and when owed, in accordance with Section 3(d).

4. Reconciliation and Audit.

(a)

Reporting. During the first [***] of the Term after the Effective Date, Company will deliver on a weekly basis to Distributor a report providing details of the status of the Transition, including for each Existing Distributor and Former Distributor: name, territory, actual sales volume (or estimated sales volume if actual volumes are not available) for latest 12-months based on information reasonably accessible to Company, sales volume percentage of the national sales volume for such Existing Distributor as set forth in Schedule 1, and actual corresponding Transition Payment amount paid in connection with such Former Distributor. Alternatively, Company may upload this information to the Data Portal, notwithstanding the notice procedures in Section 9.2 of the Distribution Agreement that are incorporated herein.

(b)

Reconciliation. On a monthly basis after the Effective Date, the Parties will meet to reconcile the total Termination Payments incurred by Company related to the Transition as compared to the Transition Payment remitted by Distributor to Company as of such date. If by the [***] anniversary of the Effective Date, Company has not transitioned and granted to Distributor exclusive rights to sell and distribute to at least [***]% of the total volume of Licensed Products in the Territory calculated for the 12-month period immediately preceding the Effective Date, excluding (i) volume generated by Excluded Accounts, and (ii) volume generated by Existing Distributors who are otherwise exempted in writing by Distributor, which exemption will be rendered by Distributor on a case-by-case basis in its sole discretion, and will not be unreasonably withheld, delayed, or conditioned (for purposes hereof and under Section 6, clauses (i) and (ii) collectively, “Exempted Volume”), then, Company shall promptly return to Distributor by wire transfer in accordance with the wire instructions set forth on Schedule 2 any portion of the Transition Payment made in respect of such remaining Existing Distributors that have not been paid a Termination Payment as set forth on Schedule 1; provided, however, that Distributor shall remain obligated to pay any and all Additional Transition Payments, if, as and when owed, in accordance with Section 3(d). Within [***] days after the Effective Date, the Company shall provide Distributor with written confirmation of the total volume of Licensed Products in the Territory for the 12-month period immediately preceding the Effective Date, and identifying such volume excluded in (i) and (ii) above.

(c)

Audit Rights. Distributor shall have the right to review and audit Company’s books and records to the extent they are related to the Transition, Termination Payments, and Transition Payments and all other information and documents to the extent required to verify Company’s compliance with the terms of this Agreement. Distributor shall provide Company with no less than [***] days prior written notice, to perform such audit, such audit will take place within Company’s typical business hours, and will be subject to Distributor’s compliance with Section 9.1 of the Distribution Agreement.

5. Indemnification. Other than the Transition Payments, Company shall be responsible for all expenses related to the Transition.

(a)

Company agrees to indemnify, defend, and hold Distributor, and its Affiliates and its or their Subdistributors harmless from and against any and all costs, losses and liabilities, including, reasonable fees and disbursements of counsel, costs to investigate and defend, including any appeals, penalties, judgments, interest, fees or settlement amounts (“Damages”) relating to, resulting from or arising in connection with any civil, criminal, administrative or investigative actions or proceedings commenced or threatened by a third party (“Claim”), including an Existing Distributor, arising from or relating to the Transition, other than Damages and Claims arising due to (i) Distributor’s failure to pay the Termination Payment or any portion thereof or (ii) Distributor’s, its Affiliate’s and/or its and their Subdistributors’ gross negligence, willful misconduct or other breach of this Agreement or the Distribution Agreement. Company shall promptly notify Distributor of any Termination Issue and any Claim and shall create and maintain reasonably detailed records and adequate documentation regarding the status of any Claims and shall allow Distributor prompt access to the same upon reasonable advance written notice.

(b)

Distributor agrees to indemnify, defend, and hold Company harmless from and against any and all Damages relating to, resulting from or arising in connection with any Claims arising from or relating to (i) Distributor’s failure to pay the Termination Payment or any portion thereof or (ii) Distributor’s, its Affiliate’s and/or its and their Subdistributors’ gross negligence, willful misconduct or other breach of this Agreement or the Distribution Agreement.

(c)	Company is entitled exclusively to control, defend, and otherwise resolve any and all Claims.

6. Transition Volume Minimum. If by the [***] of the Effective Date, Company is unable to transition and grant to Distributor exclusive rights to sell and distribute to at least [***]% of Company’s total sales volume of the Licensed Products in the Territory calculated for the 12-month period immediately preceding the Effective Date, excluding all Exempted Volume (the “Transition Volume Minimum”), Company will notify Distributor in writing that it has not met the Transition Volume Minimum by such second anniversary (the “Transition Volume Minimum Default”) and will deliver a plan, including a timeline for achieving the Transition Volume Minimum. If, as of [***] after such [***], Company still has not met the Transition Volume Minimum, Company will notify Distributor in writing that the Transition Volume Minimum Default is continuing, and, as set forth in Section 3.2(a)(ii)(a)(v) of the Distribution Agreement, Distributor will have the right to immediately terminate the Distribution Agreement “With Cause” upon delivery of written notice to Company of such termination (the “Termination Notice”). For the avoidance of doubt, the Parties agree that a termination of the Distribution Agreement delivered to Company pursuant to the foregoing shall immediately terminate this Agreement, the Distribution Agreement and entitle Distributor to the Buy-Out by Company in accordance with Section 3.3 of the Distribution Agreement. In the event Distributor declines or otherwise fails to deliver the Termination Notice within [***] days of Company’s written notification to Distributor of the continued Transition Volume Minimum Default as set forth above, (a) Distributor shall automatically forfeit its right to terminate the Distribution Agreement “With Cause” in respect of the Transition Volume Minimum Default and (b) the Distribution Agreement will continue in full force and effect until otherwise terminated in accordance with its terms.

7. Transition of Certain Existing Distributors not part of the Initial Transition Payment. The Parties acknowledge and agree that at least [***] year prior to the expiration of the distribution rights of [***], or as soon as practical if [***] are terminated pursuant to the terms of its distribution agreement with Company or in accordance with applicable Law, the Parties shall meet and discuss in good faith the [***] of such [***] pursuant to the terms of this Agreement or as mutually determined by the Parties. If Distributor chooses not to proceed with the [***] after such good faith discussions, then Distributor shall provide Company with written notice of such determination.

8.	Assignment.

(a)

Assignment with Consent. This Agreement is being entered into by the Parties hereto on the basis of careful investigation of the other Party’s reputation and experience and the know-how of its personnel. Without the prior written approval of the other Party or unless otherwise permitted in this Agreement in Section 8(b) below, this Agreement and a Party’s duties, privileges, rights and obligations hereunder may not be transferred, in whole or in part, directly or indirectly.

(b)

Assignment without Consent. Notwithstanding the provisions of Section 8(a) above, but subject to each Party’s termination rights under Section 3.2 of the Distribution Agreement, either Party may assign this Agreement in its entirety without consent of the other Party, to its subsidiaries or Affiliates, or, in the case of Company, in connection with a Change of Control. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

9. Other Terms. All of the definitions and other terms of the Distribution Agreement shall be incorporated into this Agreement, including, without limitation, Section 9.1 (Confidentiality) and Section 9.2 (Notice). For the avoidance of doubt, all matters requiring notice or follow-up communication under this Agreement may be handled via email in compliance with Section 9.2 of the Distribution Agreement or via the Data Portal, notwithstanding the required procedures in Section 9.2 of the Distribution Agreement. To the extent of any inconsistency between the terms of the Distribution Agreement and this Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank; signature page and attachments to follow.]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date in the preamble above.

CELSIUS HOLDINGS, INC.	PEPSICO, INC.
(COMPANY)	(DISTRIBUTOR)

By: /s/ John Fieldly	By: /s/ Kirk Tanner
Name: John Fieldly	Name: Kirk Tanner
Title: President and Chief Executive Officer	Title: Chief Executive Officer,
PepsiCo Beverages North America

[Signature Page to Channel Transition Agreement]

SCHEDULE 1

COMPANY’S EXISTING DISTRIBUTORS, APPLICABLE TERRITORY, ESTIMATED TRANSITION AMOUNTS AND PERCENTAGE OF SALES VOLUME

[***]

Schedule 2

Wire Transfer Instructions

For Payments made to Company	For Payments made to Distributor
[***]	[***]

Schedule 3

Confirmation of Termination Notice

(attached)

[Form of]

CELSIUS EXISTING DISTRIBUTOR

CONFIRMATION OF TERMINATION NOTICE

Name of Terminated Distributor: _______________________________________

Territory of Terminated Distributor: _____________________________________

Date of Termination: _________________________________________________

Pursuant to the Channel Transition Agreement made effective as of August 1, 2022 (the “CTA”), and the provisions and defined terms therein, this Confirmation of Termination Notice (this “Notice”) concerns Existing Distributors and the notice required to be delivered by Celsius Holdings, Inc. (“Company”) to PepsiCo, Inc. or its permitted assignee (“Distributor”) once an Existing Distributor of Licensed Products becomes a “Former Distributor” under the CTA, and thus permits Distributor, in such Existing Distributor’s Territory, to exercise its exclusive distribution rights granted to it by Company in the Distribution Agreement between the parties made effective as of August 1, 2022 (“Distribution Agreement”). Capitalized terms used herein without definition have the meanings ascribed in the CTA.

By way of this Notice, Company represents and warrants to Distributor that, as of the date of this Notice:

(1)

All rights that had been granted to the distributor named above in this Notice relating to the Licensed Products have been terminated as of the termination date listed above, and such named distributor is therefore a “Former Distributor” as defined in the CTA;

(2)	Company has paid or will pay to the distributor named above in this Notice any amounts due to such distributor in order to terminate its rights as stated in (1) above; [and][1]

(3)

Distributor has the exclusive distribution rights to distribute the Licensed Products in such Former Distributor’s distribution territory, as such rights are stated in the Distribution Agreement, and, therefore Distributor can immediately begin to distribute Licensed Products in the Former Distributor’s territory[./; and][2]

(4)	[Company has obtained the enclosed written release of claims from such Former Distributor.][3]

Notice and Representation Issued ______________ ___, 202__:

Celsius Holding, Inc.

By:

Name:

Title:

2 [***]

2 [***]

3 [***]

EXHIBIT A

DISTRIBUTION AGREEMENT

See attached.